UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2018

Atlas Growth Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	000-55603	80-0906030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Houston Street, Suite 300 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2018, Atlas Growth Partners GP, LLC (the “General Partner”), the general partner of Atlas Growth Partners, L.P. (the “Partnership”), agreed with Mark D. Schumacher to a mutual separation. Mr. Schumacher will step down from his position as the General Partner’s Executive Vice President of Operations and as a member of the General Partner’s Board of Directors, effective March 9, 2018. The mutual separation was not the result of any disputes or disagreement with the General Partner, any matter related to the General Partner or the Partnership’s operations, policies or practices, the General Partner’s management or the Board of Directors.

Effective March 9, 2018, a majority interest of the members of the General Partner approved the appointment of Jeffrey M. Slotterback to the General Partner’s Board of Directors. Mr. Slotterback is the General Partner’s Chief Financial Officer. There are no arrangements or understandings between Mr. Slotterback and the General Partner or any other person pursuant to which Mr. Slotterback was appointed to serve on the General Partner’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 9, 2018

ATLAS GROWTH PARTNERS, L.P.

By:	Atlas Growth Partners GP, LLC, its General Partner

/s/ Lisa Washington
Name:	Lisa Washington
Title:	Chief Legal Officer and Secretary

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